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                                                                    EXHIBIT 15.1

The Board of Directors and Shareholders
Pride International, Inc.

Re:  Current Report on Form 8-K

With respect to the current report on Form 8-K of Pride International, Inc. dated September 13, 2001, we acknowledge our awareness of the use therein of our report dated July 24, 2001, related to our review of the interim financial information of Marine Drilling Companies, Inc. and of the incorporation by reference of such report in the Registration Statements on Form S-8 (Registration Nos. 333-06823, 333-06825, 333-27661, 333-35089, 333-35093,
333-87259 and 333-87263) and on Form S-3 (Registration Nos. 333-40302,
333-40014, 333-44925 and 333-56678) of Pride International, Inc. and in the Registration Statement of Pride International, Inc. and PM Merger, Inc. on Form S-4 (Registration Nos. 333-66644 and 333-66644-01). Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered part of a registration statement prepared or certified by an accountant or report prepared or certified by an accountant within the meanings of sections 7 and 11 of the Act.

                                               KPMG LLP


Houston, Texas
September 28, 2001